UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2005
Homestore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
As reported on Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2005 and November 30, 2005, by virtue of their ownership of the Company’s Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”), Elevation Partners, L.P. (“Elevation Partners”) and Elevation Employee Side Fund, LLC (“Elevation Side Fund” and, together with Elevation Partners, “Elevation”) have the right (so long as they own at least 2/3 of the originally issued shares of Series B Preferred Stock or common stock on an as-converted basis) to designate or nominate, as applicable, two directors to the Company’s Board of Directors (the “Board”). In addition, if there is any vacancy in the office of a director designated or nominated by Elevation, then a director to hold office for the unexpired term of such director may only be designated or nominated, as the case may be, by Elevation.
On December 8, 2005, the Board increased the number of members of the Board from eight to ten and appointed Fred Anderson and Roger McNamee as the representatives of Elevation on the Board. Mr. McNamee is a Class I director of the Company and will serve until the annual meeting of stockholders to be held in the year 2006 or until his earlier death, resignation or removal. Mr. Anderson is a Class II director of the Company and will serve until the annual meeting of stockholders to be held in the year 2007 or until his earlier death, resignation or removal.
Messrs. Anderson and McNamee are each managers of each of Elevation Associates, LLC (“Elevation LLC”) and Elevation Management, LLC (“Elevation Management”). Elevation LLC is the general partner of Elevation Associates, L.P., which is the general partner of Elevation Partners. Elevation Management is the managing member of Elevation Side Fund. The Company and Elevation are party to certain arrangements that were described in the Current Report on Form 8-K filed with the SEC on November 7, 2005, including the purchase by Elevation of 100,000 shares of Series B Preferred Stock for a purchase price of $100,000,000, in connection with which the Company paid a transaction fee of $1,000,000 to Elevation and reimbursed Elevation for certain expenses in an amount equal to approximately $1,138,000 and directly paid for certain other expenses incurred by Elevation in an amount equal to approximately $162,000. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: December 14, 2005	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President and General Counsel